Exhibit 10.17.2
AMENDMENT NO. 1
TO
EMPLOYMENT AGREEMENT
     AMENDMENT (“Amendment”) made as of this 3rd day of March, 2009 to the Employment Agreement dated as of December 19, 2007 (the “Employment Agreement”), by and among GNC Acquisition Holdings, Inc., a Delaware corporation (“Holdings”), General Nutrition Centers, Inc., a Delaware corporation and wholly owned subsidiary of Holdings (“Centers,” and together with Holdings, referred to herein as “GNC”), and Beth J. Kaplan (the “Executive”).
     WHEREAS, the Company and the Executive have previously entered into the Employment Agreement; and
     WHEREAS, the Company and the Executive desire to amend the Employment Agreement in a manner intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended.
     NOW, THEREFORE, effective as of January 1, 2009, the Employment Agreement is hereby amended as follows:
     1. The third sentence of Section 3.2 of the Employment Agreement is hereby amended in its entirety as follows:
“Any Annual Bonus earned shall be payable in full no later than March 15 of the year following the year the bonus is earned, and in accordance with Centers’ normal payroll practices and procedures.”
     2. Section 4.2(b)(i) of the Employment Agreement is hereby amended in its entirety as follows:
“(i) Centers shall pay to the Executive, or to the Executive’s guardian or personal representative, as the case may be, (A) any accrued but unpaid Base Salary paid in accordance with Centers’ normal payroll practices and procedures, (B) any accrued but unpaid Annual Bonus, if any, with respect to the fiscal year prior to the year in which termination occurs, paid in accordance with section 3.2 (the “Accrued Bonus”), (C) a lump sum payment for any accrued but unpaid Perquisites within 30 days of termination, (D) a lump sum payment for any accrued vacation within 30 days of termination, and (E) reimbursement of expenses in accordance with Section 3.3 (collectively, “Accrued Obligations”);”

     3. Section 4.2(b)(ii) of the Employment Agreement is hereby amended in its entirety as follows:
“(ii) Centers shall pay to the Executive, or to the Executive’s guardian or personal representative, as the case may be, a lump sum payment equal to the sum of (x) the Executive’s current Base Salary and (y) the annualized value of the Perquisites as determined in good faith by the Accounting Firm (as defined in Section 4.3(f)(ii)) using customary valuation methods, payable on the 30th day following the date of termination.”
     4. The parenthetical at the end of Section 4.2(b)(iii) of the Employment Agreement is hereby amended in its entirety as follows:
“(any such bonus shall be payable no later than March 15 of the year following the year the bonus is earned, and in accordance with Centers’ normal payroll practices and procedures)”
     5. Section 4.3(c) of the Employment Agreement is hereby amended in its entirety as follows:
“Following the Initial Employment Period, GNC may decline to renew this Agreement for an additional Extension Period, in accordance with Section 2.2 hereof, for reasons other than those that would otherwise constitute Cause, provided that the Executive shall be required to continue to provide services hereunder through the end of the Employment Period.”
     6. Section 4.3(d)(i) of the Employment Agreement is hereby amended in its entirety as follows:
“(i) Centers shall pay the Executive the Accrued Obligations in accordance with Section 4.2(b)(i).”
     7. The last sentence of Section 4.3(d)(ii) is hereby amended in its entirety as follows:
“All payments pursuant to Sections 4.3(d)(i) and (ii) shall be made on the 30th day following the date of termination.”
     8. The second to last sentence of Section 4.3(d)(iii) of the Employment Agreement is hereby amended in its entirety as follows.
“All payments pursuant to Sections 4.3(d)(iii) shall be made on the 30th day following the date of termination.”
     9. The second to last sentence of Section 4.3(f)(i) of the Employment Agreement is hereby amended in its entirety as follows.
“To the extent necessary to effect the Payment Reduction, Centers shall reduce or eliminate the Payments by first reducing or eliminating the portion of the Payments which are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the initial determination, subject to the confirmation of the Accounting Firm (as defined herein) with respect to the intended effect of such Payment Reduction.”
     10. Section 4.3(h)(iv) of the Employment Agreement is hereby amended in its entirety as follows:
“a material reduction in the Executive’s Base Salary;”
     11. The following is hereby added to the end of the first sentence of Section 4.4(b):
“... in accordance with Section 4.2(b)(i).”
     12. Section 4.6 of the Employment Agreement is hereby amended in its entirety as follows:
“4.6. Section 409A of the Code.
(a) Although GNC does not guarantee to the Executive any particular tax treatment relating to the payments and benefits under this Agreement, it is intended that such payments and benefits be exempt from, or comply with, Section 409A of Code and the regulations and guidance promulgated thereunder (collectively “Code Section 409A”), and all provisions of this Agreement shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Code Section 409A.
(b) A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Code Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.”
(c) With regard to any provision herein that provides for reimbursement of costs and expenses or in-kind benefits, except as permitted by Code Section 409A, (i) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit; (ii) the amount of expenses eligible for reimbursement, or in-kind benefits, provided during any taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year, provided, that the foregoing clause (ii) shall not be violated with regard to expenses reimbursed under any arrangement covered by Section 105(b) of the

Code solely because such expenses are subject to a limit related to the period the arrangement is in effect; and (iii) such payments shall be made on or before the last day of the Executive’s taxable year following the taxable year in which the expense was incurred.
(d) Whenever a payment under this Agreement specifies a payment period with reference to a number of days (e.g., “payment shall be made within ten (10) days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of Centers.
(e) If under this Agreement, an amount is to be paid in two or more installments, for purposes of Code Section 409A, each installment shall be treated as a separate payment.
(f) If the Executive is deemed on the date of termination of employment to be a “specified employee”, within the meaning of that term under Section 409A(a)(2)(B) of the Code and using the identification methodology selected by GNC from time to time, or if none, the default methodology, then:
(i) With regard to any payment, the providing of any benefit or any distribution of equity that constitutes “deferred compensation” subject to Code Section 409A, payable upon separation from service, such payment, benefit or distribution shall not be made or provided prior to the earlier of (i) the expiration of the six-month period measured from the date of the Executive’s Separation from Service or (ii) the date of the Executive’s death; and
(ii) On the first day of the seventh month following the date of the Executive’s Separation from Service or, if earlier, on the date of death, (x) all payments delayed pursuant to this Section 4.6 (whether they would otherwise have been payable in a single sum or in installments in the absence of such delay), together with interest accrued thereon at the applicable federal rate, shall be paid or reimbursed to the Executive in a lump sum, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal dates specified from them herein and (y) all distributions of equity delayed pursuant to this Section 4.6 shall be made to the Executive.
(g) In no event whatsoever shall GNC or any of their Affiliates be liable for any additional tax, interest or penalties that may be imposed on the Executive by Code Section 409A or any damages for failing to comply with Code Section 409A other than for withholding obligations or other obligations applicable to employers, if any, under Code Section 409A.”

[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed this 3rd day of March 2009.

EXECUTIVE
/s/ Beth J. Kaplan
Name:	Beth J. Kaplan

GENERAL NUTRITION CENTERS, INC.
By:	/s/ Gerald J. Stubenhofer, Jr.
	Name:	Gerald J. Stubenhofer, Jr.
	Title:	Senior Vice President, Chief Legal Officer